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                                                                    Exhibit 4.8
                                                       NO. PSR-

                               AQUAPRO CORPORATION
                                $9.50 STOCK RIGHT

         RIGHT TO PURCHASE SHARES SERIES A PREFERRED STOCK OF
         AQUAPRO CORPORATION.

                            Exercisable upon issuance
                           Void after October 21, 1997

         THIS CERTIFIES that, for value received, the undersigned holder (the "Registered Holder"), or registered assignee, is entitled, subject to the new expiration date hereof and otherwise subject to the terms and conditions set forth in the Amended $9.50 Stock Rights Agreement dated July 24, 1997 (the "Stock Rights Agreement") to purchase from AQUAPRO CORPORATION, a Tennessee corporation (the "Company"), the above-stated number of Shares of the Company's Series A Preferred Stock (the "Shares"). This Stock Right may be exercised at any time during the period commencing on July 24, 1997 and continuing up to 5:00 p.m., Central Standard Time, on October 21, 1997, at a price of Nine and Fifty One-Hundredths Dollars ($9.50) per Share, subject to adjustment from time to time as set forth in the Stock Rights Agreement and subject to all the terms thereof, including the limitations on transferability set forth therein.

         THIS STOCK RIGHT may be exercised by the holder thereof, in whole or in part (but not as to a fractional Share), by the presentation and surrender of this Stock Right with the form of Election to Purchase duly executed, with signature(s) guaranteed, at the principal office of the Company (or at such other address as the Company may designate by notice to the holder hereof at the address of such holder appearing on the books of the Company), and upon payment to the Company of the purchase price in cash or by certified check or bank cashier's check. The Shares so purchased shall be deemed to be issued to the holder hereof as the record owner of such Shares as of the close of business on the date on which this Stock Right shall have been surrendered and payment made for such Shares. The Shares so purchased shall be registered to the holder (and, if requested, certificates issued) promptly after this Stock Right shall have been so exercised and unless this Stock Right has expired or has been exercised, in full, a new Stock Right certificate identical in form, but representing the number of Shares with respect to which this Stock Right shall not have been exercised, shall also be issued to the holder hereof.

         NOTHING CONTAINED herein shall be construed to confer upon the Registered Holder of this Stock Right, as such, any of the rights of a Shareholder of the Company.

REGISTERED HOLDER                            COMPANY

                                             AQUAPRO CORPORATION,
                                             a Tennessee corporation


                                             By: /s/ George S. Hastings, Jr.
                                                -------------------------------
                                                President

                                             By: /s/ Patricia G. Hastings
                                                -------------------------------
                                                Secretary

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                              ELECTION TO PURCHASE
                     (AQUAPRO CORPORATION $9.50 STOCK RIGHT)


AquaPro Corporation
4307 Central Pike
Hermitage, Tennessee 37076

         The undersigned hereby irrevocably elects to exercise the right of purchase ___________ Shares represented by the attached AquaPro $9.50 Stock
          (number)
Right Certificate No.__________ and hereby tenders $_______________ in payment of the actual exercise price thereof, and requests that certificates evidencing the Shares be issued in the name of

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             (Please Print Name, Address and SSN or EIN of Assignee)

and, if said number of Shares shall not be the total possible number of Shares purchasable hereunder, that a new $9.50 Stock Right Certificate for the balance of the Shares purchasable under the attached Certificate be registered in the name of the undersigned Registered Holder or his or her assignee as indicated below and delivered at the address stated below:

Dated: ____________, 1997


Name of Registered Holder or Assignee:
                                       ---------------------------------
                                               (Please Print)

Address:
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Signature:
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Signature Guaranteed:
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                                      Note: The above signature must correspond
                                      with the name as written upon the face of the attached Stock Right certificate in every particular respect, without alteration or enlargement or any change whatever, unless this Stock Right has been duly assigned.




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                                   ASSIGNMENT
                     (AquaPro Corporation $9.50 Stock Right)




   FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto:

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             (Please Print Name, Address and SSN or EIN of Assignee)


the right to purchase __________ shares of the Series A Preferred Stock of
                       (number)
AquaPro Corporation (the "Company"), represented by $9.50 Stock Right Certificate No. _____________ and hereby irrevocably constitutes and appoints the Company and/or its transfer agent as its attorney to transfer said $9.50 Stock Rights on the books of the Company, with full power of substitution.

Dated: _______________, 1997

                                       ----------------------------------------
                                       Signature of Registered Holder


Signature Guaranteed:
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                                       Note: The above signature must correspond
                                       with the name as written upon the face of the attached Stock Right certificate in every particular respect, without alteration or enlargement or any change whatever, unless this Stock Right has been duly assigned.